EXHIBIT 23.3

CONSENT OF SCOTT E. WILSON

The undersigned, Scott E. Wilson, hereby states as follows:

I, Scott E. Wilson, assisted with the preparation of the “NI 43-101 Technical Report entitled “Technical Report and Preliminary Economic Assessment for Combined Mill and Heap Leach Processing at the North Bullfrog Project, Bullfrog Mining District, Nye County, Nevada” dated June 16, 2015 as amended and restated May 18, 2016 (the “Technical Report”) portions of which regarding mineral resource estimates are summarized (the “Summary Material”) in the Annual Report on Form 10-K for Corvus Gold Inc. (the “Company”) which is incorporated by reference into the Company’s Registration Statement on Form S-8 (333-198689).

I hereby consent to the Summary Material concerning the Technical Report and the reference to my name and the name of Metal Mining Consultants, Inc. in the Form 10-K as incorporated by reference into the Form S-8 (333-198689).

Date: August 22, 2016	By:	/s/ Scott E Wilson

Name: Scott E. Wilson, C.P.G., SME-RM, Metal Mining Consultants, Inc.